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                                                                    Exhibit 3.21

                                CF CABLE TV INC.

                             DIRECTORS' RESOLUTIONS

                            DATE: February 12, 1996

                   RESOLUTIONS IN WRITING of the Directors of

                                CF CABLE TV INC.

in conformity with Section 117 of the Canada Business Corporations Act.

AMENDMENT OF ADMINISTRATIVE
RESOLUTION 7 -- NUMBER OF DIRECTORS

RESOLVED:

    THAT Administrative Resolution 7 passed by the directors of the Corporation is hereby amended to read as follows:

    "7.  The number of director [sic] of the Corporation shall be five."

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
(Signed)
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Albert Gnat

(Signed)
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Adrian D. Pouliot

(Signed)
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Jean A. Pouliot

(Signed)
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Jean L. Pouliot
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